MOORE STEPHENS
ELLIS FOSTER LTD.
CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC Canada V6J 1G1
Telephone: (604) 737-8117  Facsimile: (604) 714-5916
Website: www.ellisfoster.com
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 8, 2004 in the Registration Statement on Form SB-2/A of CIGMA METALS CORPORATION AND SUBSIDIARIES (the "Company") for the registration of 16,000,000 shares of the Company's common stock.


Vancouver, British Columbia, Canada         /s/ Moore Stephens Ellis Foster Ltd.
November 24, 2006                                  Chartered Accountants




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MSEF A partnership of incorporated professionals
     An independently owned and operated member of Moore Stephens North America Inc., a member of Moore Stephens International Limited - members in principal cities throughout the world